As filed with the Securities and Exchange Commission on May 20, 2004
                                                      Registration No. 333-01969

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                         43-1461763
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                             4551 West 107th Street
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

            APPLEBEE'S INTERNATIONAL, INC. 1995 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                             4551 West 107th Street
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000



This Post-Effective Amendment No. 1 is being filed to reflect, in accordance with Rule 416(b), that the number of shares of Common Stock, par value $.01 per share, of the Registrant covered by this Registration Statement is increased from 2,000,000 to 4,500,000 as the result of two subsequent 3 for 2 stock splits of the Company, effected in the form of a 50% stock dividend, which increased the number of shares which may be issued under the 1995 Equity Incentive Plan. No filing fee is necessary. This Registration Statement shall also be deemed to cover any additional shares which may be issued as the result of a future stock split, stock dividend or other anti-dilution provision.

                               EXPLANATORY NOTE TO
                         POST-EFFECTIVE AMENDMENT NO. 1

         In May of 2001 and May of 2002, the board of directors of the Registrant approved a three-for-two stock split of the Company's Common Stock effected, in the form of a 50% stock dividend (the "Stock Splits"). The 1995 Equity Incentive Plan (the "Plan") provides that the number of shares of Common Stock that may be issued under the Plan may be increased in the event of a stock split, stock dividend or other anti-dilution provision. The purpose of this Post-Effective Amendment No. 1 is to reflect, in accordance with Rule 416(b) of the Securities Act of 1933, as amended, the change in the amount of shares registered under this Registration Statement, on account of the Stock Splits, from 2,000,000 to 4,500,000. This Registration Statement shall also be deemed to register any additional shares which may be issued under the Plan as a result of a future stock split or stock dividend or other anti-dilution provision.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8:   Exhibits

         23.1     Consent of Deloitte & Touche LLP.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 18, 2004.

                                     APPLEBEE'S INTERNATIONAL, INC.


                                     By: /s/ Lloyd L. Hill
                                        -------------------------------------
                                        Lloyd L. Hill
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:


               Signature                                    Title                                  Date

  /s/ Lloyd L. Hill                         Director, Chairman of the Board and                May 18, 2004
------------------------------------              Chief Executive Officer
             Lloyd L. Hill                     (Principal Executive Officer)



  /s/ Steven K. Lumpkin                    Director, Executive Vice President and              May 18, 2004
------------------------------------              Chief Financial Officer
           Steven K. Lumpkin                    (Principal Financial Officer)


  /s/ Beverly O. Elving                          Vice President, Accounting                    May 18, 2004
------------------------------------           (Principal Accounting Officer)
           Beverly O. Elving


                  *                                       Director                             May 18, 2004
------------------------------------
             Erline Belton


                  *                                       Director                             May 18, 2004
------------------------------------
           Douglas R. Conant


                  *                                       Director                             May 18, 2004
------------------------------------
           D. Patrick Curran


                  *                                       Director                             May 18, 2004
------------------------------------
            Eric L. Hansen


                                                          Director                             May 18, 2004
------------------------------------
            Mark S. Hansen

                                       3

                  *                                       Director                             May 18, 2004
------------------------------------
             Jack P. Helms


                  *                                       Director                             May 18, 2004
------------------------------------
            Burton M. Sack


                                                          Director                             May 18, 2004
------------------------------------
          Michael A. Volkema


*  By:   /s/ Robert T. Steinkamp
      --------------------------------------
         As Attorney-in-fact

Date:    May 18, 2004


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


                                Index of Exhibits

       Exhibit
       Number     Document

         23.1     Consent of Deloitte & Touche LLP.







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